Exhibit 99.1

Tribune Publishing Company Reports 2016 First Quarter Results

CHICAGO--(BUSINESS WIRE)--May 4, 2016--Tribune Publishing Company (NYSE: TPUB):

2016 First Quarter Summary:

  Q1 GAAP Measures
    Total Revenues of $398 million, flat with prior-year quarter
    Including Employee Voluntary Separation Program (EVSP) costs, and restructuring and transaction costs, Net Loss was $6 million or Diluted Loss per Share of $0.22
  Q1 Non-GAAP Measures
    Adjusted Net Income of $7 million and Adjusted Diluted Earnings per Share of $0.23, excluding EVSP costs, and restructuring and transaction costs
    Adjusted EBITDA of $34 million, up $12 million or 52% from the prior-year quarter
  Q1 Total Digital Revenues of $55 million, up 15% from the prior-year quarter
  2016 Guidance
    Total Adjusted EBITDA guidance for 2016 of $166 - $172 million
    Total Revenue guidance for 2016 of $1.60 - $1.625 billion

Tribune Publishing Company (NYSE: TPUB) today reported financial results for its first quarter ended March 27, 2016. Management uses non-GAAP measures to enhance comparability of operating results.

“Our results for the first quarter were in line with our expectations driven by good momentum in digital and increased circulation revenue offset by a decline in advertising revenue,” said Justin Dearborn, CEO. “We are at the very early stages of executing our clear plan to transform Tribune Publishing by increasing monetization of our important brands, capitalizing on the global potential of the LA Times, and significantly accelerating our conversion of content to revenue through an enhanced digital strategy. As we execute our plan, we are confident in our ability to deliver value for our shareholders.”

“We have strengthened our financial position in the first quarter by expanding margins, delivering solid growth in Adjusted EBITDA and ended the quarter with a cash balance of $96 million,” said Terry Jimenez, CFO of Tribune Publishing. “This will provide operating flexibility and the ability to target investments in digital and other key areas where we believe we can achieve significant returns on investment.”

2016 FIRST QUARTER RESULTS

Total Revenues in the first quarter of 2016 were flat at $398.2 million compared to $398.3 million in the first quarter of 2015. Total Revenues, excluding revenues from The San Diego Union-Tribune, were $368.7 million. Advertising revenues were $215 million in the first quarter of 2016, down 4.4% from the prior-year quarter. First quarter advertising revenues, excluding advertising revenues from The San Diego Union-Tribune, declined by 12.4% as some softening was experienced in print advertising. Circulation revenues of $122 million were up 11.4% in the quarter compared to the prior-year quarter and increased 1.7% from last year excluding revenues from The San Diego Union-Tribune. Other revenue declined by $3 million as gains in Content Syndication and Other were offset by declines in Direct Mail and Marketing and Commercial Print and Delivery. Total Digital Revenues for first quarter of 2016 was $55 million or an increase of 15% from the prior-year quarter.

Total Operating Expenses, including depreciation and amortization, for the first quarter of 2016 were $402 million compared to $387 million in the first quarter of 2015. First quarter total operating expenses for 2016 included $8 million related to the Employee Voluntary Separation Program (EVSP) along with $14 million in restructuring and transaction costs. Total operating expenses, adjusted to exclude the impact of expenses that are excluded from Adjusted EBITDA, as set forth in the Non-GAAP reconciliations below, and expenses relating to The San Diego Union-Tribune, resulted in Adjusted total operating expenses of $340 million, or a decline of $35.7 million from the prior-year quarter.

Net income (loss) for the first quarter of 2016 was a $6 million loss, which included a pre-tax $8 million EVSP charge and $14 million of restructuring and transaction costs. Excluding the impact of these charges, adjusted net income increased to $6.6 million, up 23% for the first quarter of 2016 compared to the prior-year quarter.

Earnings per share for the 2016 first quarter, on a fully diluted basis, was a loss of ($0.22), which included the previously mentioned EVSP charge and restructuring and transaction costs. Before the impact of these charges, adjusted diluted earnings per share increased 10% to $0.23 for the quarter.

Adjusted EBITDA for the first quarter of 2016 was $34 million, up $12 million from the first quarter of 2015. Cash outlays for severance, including the EVSP, and restructuring and transaction costs for the first quarter totaled $22 million.

Net Cash Provided by Operating Activities for the first quarter of 2016 was $28 million and capital expenditures for the first quarter were $5 million. Cash balance as of March 27, 2016 totaled $96 million.

Conference Call Webcast

The Company’s earnings conference call will be held at 4 p.m. CT today, May 4, and will be accessible live to the public via webcast and on dial-in conference lines. To access the live webcast and view materials related to the earnings announcement, please visit investor.tribpub.com. Participants can pre-register for the call using the following link: http://dpregister.com/10084744. Participants who pre-register will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time. For those who do not pre-register, please dial 1-877-317-2511 in the U.S. or 1-412-317-2511 internationally at least 10 minutes prior to the scheduled start. The conference call will be “listen only” for participants other than Tribune Publishing management and financial analysts. The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until May 11, 2016. To access the replay via telephone, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally, code 10084744.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Tribune Publishing’s financial results, this press release includes references to Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS. These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding its strategic plan, operating flexibility, investment strategy, and 2016 guidance. Statements containing words such as "may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Tribune Publishing's actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s ability to adapt to technological changes; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s success in implementing expense mitigation efforts; the Company’s reliance on third-party vendors for various services; adverse results from litigation, governmental investigations or tax-related proceedings or audits; the Company's ability to attract and retain employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s indebtedness and ability to comply with debt covenants applicable to its debt facilities; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT TRIBUNE PUBLISHING

Tribune Publishing Company (NYSE: TPUB) is a diversified multiplatform media and marketing-solutions company that delivers innovative experiences for audiences and advertisers. The Company’s diverse portfolio of iconic news and information brands includes 11 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; San Diego; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy, El Sentinel and VidaLatina making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing is headquartered in Chicago. For more information, please visit www.tribpub.com.

Exhibits:

Condensed Consolidated Statements of Income (Loss)

Notes to Condensed Consolidated Statements of Income (Loss)

Condensed Consolidated Balance Sheets

Non-GAAP Reconciliations - Net Income (Loss) to Adjusted EBITDA

Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Total Operating Expenses

Non-GAAP Reconciliations - Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS

(TPUB-F)

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share data) (Unaudited)
Preliminary
	Three months ended
	March 27, 2016	March 29, 2015
Operating revenues: (1)
Advertising	$214,683	$224,470
Circulation	121,750	109,283
Other	61,786	64,521
Total operating revenues	398,219	398,274

Operating expenses (2)	402,124	387,378

Income from operations	(3,905)	10,896

Loss on equity investments, net	(129)	(57)
Interest expense, net	(6,744)	(5,867)
Reorganization items, net	(94)	(601)
Income (loss) before income taxes	(10,872)	4,371
Income tax expense (benefit)	(4,409)	1,856

Net income (loss)	$(6,463)	$2,515

Net income (loss) per common share:
Basic	$(0.22)	$0.10
Diluted	$(0.22)	$0.10

Weighted average shares outstanding:
Basic	29,334	25,495
Diluted	29,334	25,790

Dividends declared per common share:	$—	$0.175

See accompanying pages for notes.

TRIBUNE PUBLISHING COMPANY NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands) (Unaudited)
Preliminary
Note (1) - Operating Revenues for the three months ended March 27, 2016 and March 29, 2015

	Three months ended
	March 27, 2016	March 29, 2015	% Change
Advertising (1a)
Retail	$127,984	$130,565	(2.0%)
National	34,257	37,050	(7.5%)
Classified	52,442	56,855	(7.8%)
Total advertising	214,683	224,470	(4.4%)
Circulation	121,750	109,283	11.4%
Other revenue
Commercial print and delivery	35,315	37,078	(4.8%)
Direct mail and marketing	14,961	16,328	(8.4%)
Content syndication and other	11,510	11,115	3.6%
Total other revenues	61,786	64,521	(4.2%)
Total operating revenues	$398,219	$398,274	—%

Note (1a)	Three months ended
	March 27, 2016	March 29, 2015	% Change
ROP (Run of Press)	$102,313	$108,952	(6.1%)
Preprint	66,687	70,216	(5.0%)
Digital	45,683	45,302	0.8%
Total advertising	$214,683	$224,470	(4.4%)

Note (2) - Operating Expenses for the three months ended March 27, 2016 and March 29, 2015

	Three months ended
	March 27, 2016	March 29, 2015	% Change

Compensation	$162,100	$149,231	8.6%
Circulation distribution	73,056	70,706	3.3%
Newsprint and ink	25,978	31,295	(17.0%)
Outside services	43,752	39,355	11.2%
Occupancy	15,368	15,060	2.0%
Promotion and marketing	11,905	12,635	(5.8%)
Outside printing and production	10,902	12,184	(10.5%)
Affiliate fees	12,919	12,667	2.0%
Other general and administrative	32,020	31,536	1.5%
Depreciation and amortization	14,124	12,709	11.1%

Total operating expenses	$402,124	$387,378	3.8%

TRIBUNE PUBLISHING COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)
Preliminary
	March 27, 2016	December 27, 2015
Assets
Current Assets:
Cash	$95,794	$40,832
Accounts receivable	198,049	240,813
Inventories	15,277	13,688
Prepaid expenses and other	21,588	16,824
Total current assets	330,708	312,157
Net Properties, Plant and Equipment	136,838	144,539
Other Assets
Goodwill	123,992	123,992
Intangible assets, net	132,526	133,862
Investments and other assets	109,093	118,416
Total other assets	365,611	376,270
Total assets	$833,157	$832,966

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,949	$21,826
Accounts payable	66,000	80,881
Other	201,855	210,723
Total current liabilities	289,804	313,430
Non-Current Liabilities
Long-term debt	363,366	367,847
Other non-current liabilities	157,808	166,087
Total non-current liabilities	521,174	533,934

Equity
Total stockholders' equity	22,179	(14,398)
Total liabilities and equity	$833,157	$832,966

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)
Preliminary

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended
	March 27, 2016	March 29, 2015	% Change

Net income (loss)	$(6,463)	$2,515	*

Income tax expense (benefit)	(4,409)	1,856	*
Loss on equity investments, net	129	57	*
Interest expense, net	6,744	5,867	14.9%
Reorganization items, net	94	601	(84.4%)

Income (loss) from operations	(3,905)	10,896	*

Depreciation and amortization	14,124	12,709	11.1%
Restructuring and transaction costs(1)	13,986	4,782	*
Stock-based compensation	1,619	1,530	5.8%
Employee voluntary separation program	7,804	—	*
Gain from termination of post-retirement benefits (2)	—	(7,799)	*

Adjusted EBITDA(2)	$33,628	$22,118	52.0%

* Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to Tribune Publishing's internal restructuring, such as severance and IT outsourcing costs, and transaction costs related to completed and potential acquisitions.

(2) - In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain postretirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the 2015 Adjusted EBITDA as presented, includes such adjustment for the non-recurring gain from termination of certain post-retirement benefits.

Adjusted EBITDA

Adjusted EBITDA is defined as net income before equity in earnings of unconsolidated affiliates, income taxes, loss on early debt extinguishment, interest expense, other (expense) income, realized gain (loss) on investments, stock-based compensation expense, reorganization items, restructuring charges, transaction expenses, depreciation and amortization, net income attributable to non-controlling interests, and certain unusual and non-recurring items (including spin-related costs). Management believes that because adjusted Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)
Preliminary

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses(1):

	Three Months Ended March 27, 2016			Three Months Ended March 29, 2015
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$162,100	$(24,210)	$137,890	$149,231	$6,682	$155,913
Circulation distribution	73,056	(6,003)	67,053	70,706	—	70,706
Newsprint and ink	25,978	(2,643)	23,335	31,295	—	31,295
Outside services	43,752	(9,761)	33,991	39,355	(5,308)	34,047
Occupancy	15,368	(983)	14,385	15,060	(247)	14,813
Promotion and marketing	11,905	(1,544)	10,361	12,635	—	12,635
Outside printing and production	10,902	(696)	10,206	12,184	—	12,184
Affiliate fees	12,919	(8)	12,911	12,667	—	12,667
Other general and administrative	32,020	(1,663)	30,357	31,536	360	31,896
Depreciation and amortization	14,124	(14,124)	—	12,709	(12,709)	—

Total operating expenses	$402,124	$(61,635)	$340,489	$387,378	$(11,222)	$376,156

(1)Adjusted total operating expenses is defined and calculated differently from the Adjusted cash operating expenses measure the Company has reported in prior quarters. The following items include expenses in the reconciliation of Adjusted EBITDA: Compensation, Outside services, Occupancy, Other general and administrative and Depreciation and amortization. All of the items include expenses relating to The San Diego Union-Tribune.

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation and expenses relating to The San Diego Union-Tribune. Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRIBUNE PUBLISHING COMPANY NON-GAAP RECONCILIATIONS (In thousands) (Unaudited)
Preliminary

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	March 27, 2016		March 29, 2015

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net income (loss) - GAAP	$(6,463)	$(0.22)	$2,515	$0.10

Adjustments to net income, net of 40% tax:
Restructuring and transaction costs	8,392	0.29	2,869	0.11
Employee voluntary separation program	4,682	0.16	—	—

Adjusted net income - Non-GAAP	$6,611	$0.23	$5,384	$0.21

Adjusted Net income and Adjusted Diluted EPS

Adjusted net income is defined as Net income - GAAP excluding the following adjustments: Restructuring, acquisition and remediation costs and Employee voluntary separation program, net of the impact of income taxes.

Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

CONTACT:
Tribune Publishing Company
Investor Relations:
Kimbre Neidhart, 469-528-9366
kneidhart@tribpub.com
or
Press:
Dana Meyer, 312-222-3308
dmeyer@tribpub.com